ALMA PRODUCTS



        STATEMENTS OF NET ASSETS AS OF DECEMBER 31, 1998 AND 1997

 AND RESULTS OF OPERATIONS FOR THE THREE YEARS ENDED DECEMBER 31, 1998

         TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Report of Independent Public Accountants


To the Shareholders of
ALMA Piston Company:

We have audited the accompanying statements of net assets of ALMA PRODUCTS, (as defined in Note 1), as of December 31, 1998 and 1997 and the related statements of income and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alma Products as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


                         /s/:  Arthur Andersen LLP

Detroit, Michigan,
March 22, 1999

                               ALMA PRODUCTS

                           STATEMENTS OF NET ASSETS
                       AS OF DECEMBER 31, 1998 AND 1997

  ASSETS                                      1998                1997

CURRENT ASSETS:
 Receivables:
  Trade receivables, less allowance
     for doubtful accounts of $10,000
     and $5,800, respectively                $ 9,056,300   $ 9,719,400
  Other receivables                              508,800       116,700
  Inventories (Note 1)                        12,789,500    11,111,200
  Prepaids and other                           1,053,200       957,500
 Total current assets                         23,407,800    21,904,800

PROPERTY, PLANT AND EQUIPMENT, at cost:
 Land and improvements                           731,400       662,500
 Buildings and improvements                    7,238,500     7,218,600
 Machinery and equipment                      17,412,700    16,625,700
 Construction in progress                         43,700        23,200
                                              25,426,300    24,530,000

  Less accumulated depreciation              (17,501,200)  (16,459,300)

     Total property, plant and equipment       7,925,100     8,070,700

                                             $31,332,900   $29,975,500

     LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
 Accounts payable                             $6,586,000    $4,124,200
 Accrued liabilities (Note 4)                  2,449,200     2,305,100

     Total current liabilities                 9,035,200     6,429,300

LONG TERM LIABILITIES:
 Accrued post-retirement benefits
   and other                                   2,705,500     2,286,400

CONTINGENCIES (Note 7)

NET ASSETS                                    19,592,200    21,259,800

                                             $31,332,900   $29,975,500


The accompanying notes to financial statements are an integral part of these statements.

                              ALMA PRODUCTS

                           STATEMENTS OF INCOME

                 FOR THE THREE YEARS ENDED DECEMBER 31, 1998



                                         1998         1997       1996

NET SALES                             $73,607,900 $61,899,300  $64,696,000

COST OF SALES                          57,061,100  48,466,700   51,770,200

Gross margin                           16,546,800  13,432,600   12,925,800

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                              4,531,900   3,329,800    3,461,500

Operating profit                       12,014,900  10,102,800    9,464,300

OTHER INCOME, NET                          43,100      16,600       66,800

     Income before provision for state
        taxes                          12,058,000  10,119,400    9,531,100

PROVISION FOR STATE TAXES                 179,500     181,200      311,600

NET INCOME                            $11,878,500  $9,938,200   $9,219,500




The accompanying notes to financial statements are an integral part of these statements.

                               ALMA PRODUCTS

                          STATEMENT OF CASH FLOWS

                 FOR THE THREE YEARS ENDED DECEMBER 31, 1998


                                              1998      1997      1996

CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income                           $11,878,500   $ 9,938,200   $ 9,219,500
 Adjustments to reconcile net
  income to net cash provided
  by operating activities -
     Depreciation                       1,217,400     1,200,000     1,164,900
     Gain (loss) on sale of property       45,600        58,000        (2,200)
     Decrease (increase) in -
       Receivables                        271,000     3,599,200    (2,934,600)
       Inventories                     (1,678,300)    2,336,400     2,368,800
       Prepaids and other                 (69,500)     (150,300)     (451,500)
     Increase (decrease) in -
       Accounts payable                 2,461,800      (712,200)   (2,942,800)
       Accrued liabilities                144,100    (1,117,400)      658,600
       Accrued taxes                      (26,200)         -             -
       Accrued post-retirement benefits
         and other                        419,100       138,500       175,000

         Net cash provided by operating
          activities                   14,663,500    15,290,400     7,255,700

CASH FLOWS FOR INVESTING ACTIVITIES:
 Capital expenditures                  (1,131,100)   (1,094,500)   (1,223,100)
 Proceeds from sale of property            13,700        97,900         2,200

         Net cash used in investing
          activities                   (1,117,400)     (996,600)   (1,220,900)

CASH USED FOR FINANCING ACTIVITIES -
 Net transfers to parent              (13,546,100)  (14,293,800)   (6,034,800)

NET CHANGE IN CASH AND CASH EQUIVALENTS         -             -             -

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR                                        -             -             -

CASH AND CASH EQUIVALENTS AT END OF YEAR     $  -         $   -           $ -


The accompanying notes to financial statements are an integral part of these statements.

                        ALMA PISTON COMPANY

                   NOTES TO FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Basis of Presentation

Alma Products (the Company), located in Alma, Michigan, is an operating division of Alma Piston Company (the Parent). The accompanying financial statements have been derived from the historical statements of the Parent.

The Company has received certain administrative and operational support from the Parent. Management has allocated its estimate of the costs of these services to the Company.

The Company primarily manufactures original equipment automotive parts and service replacement automotive products. The Company manufactures three primary product lines: (i) high quality re-manufactured torque converters used to supply warranty replacements for automatic transmissions, (ii) re-manufactured and new air conditioning compressors for original equipment manufacturers, and (iii) new and re-manufactured clutch and disc assemblies used in standard transmissions. The Company sells primarily to domestic automobile manufactures.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost or market. Cost includes material, labor and manufacturing overhead. Approximately 76%, 71%, and 67%, of inventories as of December 31, 1998, 1997, and 1996, respectively, are valued using the last-in, first-out (LIFO) method of inventory valuation. This method assigns the costs of the latest inventory purchases to cost of sales.

                                ALMA PRODUCTS

                        NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)


The components of inventories are as follows:

                                                       1998         1997

     Materials                                     $11,415,700   $10,323,100
     Finished goods                                  3,859,200     3,155,100

          Total inventories at FIFO                 15,274,900    13,478,200

     Less - Reserve to reduce FIFO inventories
       To LIFO value                                (2,485,400)   (2,367,000)

          Total inventories at LIFO                $12,789,500   $11,111,200


Property, Plant and Equipment

The Company provides for depreciation of property, plant and equipment based upon the acquisition cost and the estimated service lives of depreciable assets. For financial reporting purposes, depreciation is computed using the straight-line method. Estimated useful lives are as follows:

                                        Years

          Land and improvements          15-40
          Buildings and improvements     15-40
          Machinery and equipment         5-12

(2)EMPLOYEE BENEFIT PLANS AND POST-RETIREMENT BENEFITS

The Company has two defined benefit pension plans which cover substantially all employees. The Company's policy is generally to fund the maximum tax deductible amounts allowable under the Employee Retirement Income Security Act of 1974.

                              ALMA PRODUCTS

                       NOTES TO FINANCIAL STATEMENTS
                                (CONTINUED)

The following table sets forth the funded status of the pension plans as of December 31,:

     Change in Benefit Obligation                   1998            1997

Benefit obligation at beginning of year          $12,769,500   $10,521,100

  Service cost                                       508,000       465,300
  Interest cost                                      853,300       800,000
  Actuarial (gain)/loss                              (65,400)    1,482,900
  Benefits paid                                   (1,018,500)     (499,800)

Benefit obligation at end of year                 13,046,900    12,769,500

     Change in Plan Assets

Fair value of plan assets at beginning of year    13,065,400    11,461,700

  Actual return on assets                          1,509,300     1,673,200
  Contributions received                                -          430,800
  Benefits paid                                   (1,018,500)     (500,300)

Fair value of plan assets at end of year          13,556,200    13,065,400

  Funded status                                      509,400       295,900
  Unrecognized net actuarial loss                     85,300       656,200
  Unrecognized prior service cost                    276,800       299,000
  Unrecognized net transition asset               (1,032,100)   (1,135,300)

  Prepaid (accrued) benefit cost                 $  (160,600)    $ 115,800

                                  ALMA PRODUCTS

                           NOTES TO FINANCIAL STATEMENTS
                                     (CONTINUED)


Net periodic pension expense included the following components for the year ended December 31:

                                                  1998             1997

Components of net periodic benefit cost-
 Service cost                                   $    508,000 $    465,300
 Interest cost853,300800,000
 Expected return on plan assets                   (1,003,800)    (846,800)
 Amortization of unrecognized
   transition asset                                 (102,900)    (103,200)
 Amortization of prior service cost                   22,200       22,200

Net periodic benefit cost                            276,800      337,500

Net periodic pension expense included the following components for the year ended December 31, 1996:

  Service cost (benefits earned during the year)                $385,300
  Interest cost on projected benefit obligation                  700,700
  Return on plan assets                                         (826,500)
  Net amortization and deferral                                  (88,900)

     Net periodic pension expense                               $170,600

The following assumptions were used in determining the actuarial present value of the projected benefit obligations as of December 31,:

                                                     1998       1997      1996

     Discount rate                                   7.0%        7.5%      7.5%
     Rate of increase in future compensation levels  4.5%        4.5%      4.5%
     Expected long-term rate of return on plan
       assets                                        8.0%        7.5%      7.5%

The Company also has a profit sharing plan. The profit sharing plan for salaried employees receives annual contributions equal to at least two percent of the Company's profits (as defined in the plan document).

The Company's contributions under the plan were approximately $373,900, $369,600, and $399,900 for the years ended December 31, 1998, 1997, and 1996, respectively.

                                ALMA PRODUCTS

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


Post-Retirement Benefits

The Company provides health care and life insurance benefits for certain retired employees and their dependents. Employees become eligible to participate after completing retirement at age 62 and 20 years of service with benefits ceasing upon attainment of age 65.

The following table sets forth the accumulated post-retirement benefit obligation as of December 31:

                                               1998          1997

Change in benefit obligation -
 Benefit obligation at beginning of year     $2,117,500   $1,839,400
 Service cost                                   103,600       94,000
 Interest cost                                  144,000      142,200
 Actuarial (gain) loss                         (114,800)     147,200
 Benefits paid                                  (99,200)    (105,300)

Benefit obligation at end of year            $2,151,100   $2,117,500

Net periodic benefit cost included the following components for the year ended December 31:

                                           1998       1997        1996

Components of net periodic benefit cost -
 Service cost                             $103,600    $ 94,000   $123,000
 Interest cost                             144,000     142,200    140,000

Net periodic benefit cost                 $247,600    $236,200   $263,000

The following table reconciles the status of the accumulated post-retirement benefits obligation as reflected on the statement of net assets as of December 31,:

                                                        1998       1997

  Active employees                                   $1,939,800  $1,899,800
  Retirees and eligible spouses                         211,200     217,700

  Unfunded status                                    $2,151,000  $2,117,500

                                ALMA PRODUCTS

                         NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


The following measurement assumptions were used for measurement purposes:

                                      1998         1997         1996

     Discount rate                    7.0%          7.0%        7.5%

     Health care cost rate            7.1%          7.4%        8.0%

     Prescription coverage cost rate  8.5%          9.0%       10.0%

The rates were assumed to gradually decrease to 5% by the year 2005 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported.

To illustrate, increasing the assumed health care cost trend rate by one percentage point would increase the accumulated post retirement benefits obligation as of December 31, 1998 and 1997 by $280,000 and $284,000, respectively, and the aggregate of the service and interest cost components of net post retirement benefits cost for each of the three years then ended December 31, 1998 by $36,000, $34,800, and $43,800, respectively.

(3) INCOME TAXES

The shareholders of the Parent have elected, under the provision of Subchapter S of the Internal Revenue Code, to have the income of the Company included in the taxable income of the shareholders. As a result, the Company and Parent are not liable for Federal or certain State income taxes unless the S Corporation election is subsequently revoked. Accordingly, no provision for Federal income taxes is included in the accompanying financial statements.

The accompanying statement of income reflects a provision for Michigan Single Business tax and Michigan Intangible tax.

                                ALMA PRODUCTS

                       NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)


(4) ACCRUED LIABILITIES

     Accrued liabilities consists of the following as of December 31:

                                           1998              1997

     Payroll, payroll taxes and
      fringe benefits                    $1,377,000       $ 894,000
     Warranties                             192,400         259,800
     Workers' compensation                  271,400         363,700
     Environmental                          410,000         425,000
     Other accrued liabilities              198,400         362,600

                                         $2,449,200      $2,305,100

(5) TRANSACTIONS WITH RELATED PARTIES

The Company had sales of approximately $337,100, $1,302,200 and $3,639,000 during 1998, 1997 and 1996 to GPD, Inc., an affiliated company. The Company also had a net payable with GPD, Inc. of approximately $54,600 as of December 31, 1998 and net receivables of $15,700 in 1997.

(6) SIGNIFICANT CUSTOMERS

The Company had two customers, which individually accounted for 10% or more of net sales, with net sales of approximately $20,596,900 and $12,579,900, respectively, in 1998, and $23,917,600 and $7,772,900, respectively, in 1997. The Company also had receivables from these two customers amounting to $2,361,100 and $2,387,929, respectively, at December 31, 1998 and $4,060,300 and $2,112,100, respectively at December 31, 1997. In 1996, the Company had one customer, which individually accounted for 10% or more of net sales, with net sales of approximately, $36,650,000.

                               ALMA PRODUCTS

                       NOTES TO FINANCIAL STATEMENTS
                                 (CONTINUED)


(7)CONTINGENCIES

     Environmental Matters

The Company has received notices from the Michigan Department of Natural Resources and the U.S. Environmental Protection Agency in connection with environmental contamination at sites located in Michigan. As of December 31, 1998 and 1997 the Company has accrued approximately $410,000 and $425,000, respectively, for costs yet to be incurred in connection with the clean-up of the sites. While the Company believes it has made adequate provision for these costs, changes in future cost estimates may nevertheless occur. In the opinion of management, based upon its experience with these sites to date, the outcome of these matters will not have a material adverse effect on the Company's financial statements.

(8)     OFFICER EMPLOYMENT CONTRACT AND RETIREMENT BENEFITS

The Company entered into an employment agreement with one of its officers on December 20, 1997. The agreement provides for employment through December 31, 1998 as well as for pension and healthcare benefits continuing after the end of the employment contract. The present value of these benefits as of December 31, 1998 is estimated at $616,000 and is included in accrued post-retirement benefits and other in the accompanying balance sheet.


(9)SALE OF ALMA PRODUCT'S DIVISION

On March 22, 1999, Alma Piston Company sold the net operating assets of the Alma Product's Division to Jordan Industries, Inc., for $84 million in cash and the assumption of approximately $2 million in long term liabilities, subject to certain future possible adjustments provided for in the related contract.